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                                                                   EXHIBIT 10.26

                             OFFICE LEASE AGREEMENT

                                     BETWEEN

                 Kruse Way Office Associates Limited Partnership

                                    LANDLORD

                                       and

                                  VideoTele.com

                                     TENANT

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                                TABLE OF CONTENTS

1.  BASIC LEASE INFORMATION AND EXHIBITS
    (a)  Lease Date                                                            1
    (b)  Tenant                                                                1
    (c)  Address of Tenant                                                     1
    (d)  Landlord                                                              1
    (e)  Address of Landlord                                                   1
    (f)  Premises                                                              1
    (g)  Project                                                               1
    (h)  Land                                                                  1
    (i)  Lease Term                                                            1
    (j)  Right to Extend                                                       1
    (k)  Basic Rent                                                            2
    (l)  Additional Rent                                                       2
    (m)  Security Deposit                                                      2
    (n)  Rentable Square Feet in the Premises                                  2
    (o)  Rentable Square Feet in the Project                                   2
    (p)  Tenant's Percentage                                                   2
    (q)  Parking                                                               2
    (r)  Brokers                                                               3
    (s)  Construction Completion Date                                          3
    (t)  Expansion Rights                                                      3
    (u)  Exhibits                                                              3
2.  PREMISES                                                                   3
3.  COMMENCEMENT AND EXPIRATION DATES                                          3
4.  RENT                                                                       3
5.  COSTS OF OPERATIONS AND REAL ESTATE TAXES                                  3
    (a)  Definitions                                                           3
    (b)  Additional Rent for Estimated Increases in Operating Costs            4
    (c)  Determinations                                                        5
    (d)  Personal Property Taxes                                               6
    (e)  Allocation to Project                                                 6
    (f)  Submission to Reciprocal Easements, Covenants and Restrictions        6
6.  SERVICES AND UTILITIES                                                     6
    (a)  Standard Services                                                     6
    (b)  Interruption of Services                                              6
    (c)  Additional Services                                                   7
    (d)  Satellites                                                            7
7.  SECURITY DEPOSIT                                                           7
8.  USES                                                                       8
    (a)  Uses                                                                  8
    (b)  Compliance With Law                                                   8
    (c)  Compliance With Rules and Regulations                                 8
9.  IMPROVEMENTS                                                               8
10. TENANT IMPROVEMENTS; ACCEPTANCE OF PREMISES                                8
11. CARE OF PREMISES                                                           9
12. ALTERATIONS AND ADDITIONS                                                  9
13. ACCESS                                                                    10

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14. DAMAGE OR DESTRUCTION                                                     10
    (a)  Damage and Repair                                                    10
    (b)  Destruction During Last Year of Term                                 11
    (c)  Business Interruption                                                11
    (d)  Tenant Improvements                                                  11
15. CONDEMNATION                                                              11
    (a)  Taking                                                               11
    (b)  Awards and Damages                                                   11
16. INDEMNIFICATION                                                           12
    (a)  Indemnity                                                            12
    (b)  Exemption of Landlord From Liability                                 12
    (c)  Waiver of Subrogation                                                12
17. HAZARDOUS SUBSTANCES                                                      13
18. INSURANCE                                                                 13
    (a)  Required Policies                                                    13
    (b)  Insurance Policy Requirements                                        14
    (c)  Landlord's Insurance.                                                14
19. ASSIGNMENT AND SUBLETTING                                                 14
20. LIENS AND INSOLVENCY                                                      15
    (a)  Liens                                                                15
    (b)  Insolvency                                                           15
21. DEFAULT                                                                   16
    (a)  Default By Tenant                                                    16
    (b)  Remedies Cumulative; Injunction                                      16
    (c)  Landlord's Remedies Upon Tenant Default                              16
    (d)  Waiver of Redemption Rights                                          18
    (e)  Nonpayment of Additional Rent                                        18
    (f)  Interest                                                             18
    (g)  Default by Landlord.                                                 18
22. PRIORITY                                                                  18
    (a)  Subordination of Lease                                               18
23. ESTOPPEL CERTIFICATES                                                     19
    (a)  Delivery of Estoppel                                                 19
    (b)  Failure to Deliver Estoppel                                          19
24. SURRENDER OF POSSESSION                                                   19
25. NON-WAIVER                                                                19
26. HOLDOVER                                                                  19
27. LANDLORD'S LIABILITY                                                      20
28. TRANSFER OF LANDLORD'S INTEREST                                           20
29. RIGHT TO PERFORM                                                          20
30. GENERAL                                                                   20
    (a)  Headings                                                             20
    (b)  Heirs and Assigns                                                    20
    (c)  Authority                                                            20
    (d)  No Brokers                                                           20
    (e)  Entire Agreement                                                     21
    (f)  Severability                                                         21
    (g)  Force Majeure                                                        21
    (h)  Notices                                                              21

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    (i)  Costs and Attorneys Fees                                             21
    (j)  Governing Law                                                        21
    (k)  Recording                                                            21
    (l)  Waivers                                                              22
    (m)  Time of Essence                                                      22
    (n)  Merger                                                               22
    (o)  Right to Change Public Spaces                                        22
    (p)  Name                                                                 22
    (q)  Overdue Payments                                                     22
    (r)  Intentionally Omitted                                                22
    (s)  Advertising                                                          22
    (t)  Parking                                                              23
    (u)  Execution of Lease by Landlord                                       23
31. LANDLORD'S COVENANTS                                                      23
    (a)  Quiet Enjoyment.                                                     23
    (b)  Hazardous Waste or Materials                                         23
    (c)  Rentable Square Feet                                                 23

       Exhibits
       A - Legal Description of Land
       B - Space Plan of Premises
       C - Work Agreement
       D - Building Rules and Regulations

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                             OFFICE LEASE AGREEMENT

          THIS LEASE is made this 28th day of APRIL, 2000 between Kruse Way Office Associates Limited Partnership, an Oregon Limited Partnership ("Landlord"), and VideoTel.com, Inc. an OREGON CORPORATION ("Tenant").

     Landlord and Tenant agree:

     1. BASIC LEASE INFORMATION AND EXHIBITS. The following terms as used herein shall have the meanings provided in this Section 1, unless otherwise specifically modified by provisions of this Lease:

          (a)   Lease Date: APRIL 28, 2000

          (b)   Tenant: VideoTele.Com
                ______________________

          (c)   Address of Tenant:
                6000 S.W. Meadows Road
                Lake Oswego, Oregon 97035

          (d)   Landlord: Kruse Way Office Associates Limited Partnership

          (e)   Address of Landlord:
                1417-116th Avenue N.E.
                Suite 202
                Bellevue, WA 98004

          (f) Premises: The space containing approximately 22,450 square feet of rentable area as shown on Exhibit B attached hereto and situated on the 2nd floor of the 6000 Meadows Building (the "Building") constructed by Landlord on the Land as defined below.

          (g) Project: The Building and all related improvements which is situated on the Land as defined below.

          (h) Land: The real property more particularly described on Exhibit A attached hereto.

          (i) Lease Term: Commencing on such date as provided in Section 3 hereof, (the "Commencement Date") and terminating on the day which is 60 months from Rent Commencement Date (the "Termination Date"). Landlord and Tenant agree to execute an addendum to this lease setting forth the Commencement Date and the Termination Date. The Commencement Date shall not be any earlier than June 1, 2000.

          (j)   Right to Extend:

                (i) Provided Tenant has never been in default pursuant to the terms of this lease and has given Landlord nine (9) months prior written notice of its intent to exercise its rights under this Section, Tenant shall have the right to extend the term of this Lease for one (1) additional period of five years (the "Extended Term") on the same terms and conditions as in this Lease except that the Basic Rent during the Extended Term shall be a sum equal to the fair market rent ("Market Rent") of the Leased Premises at the time of the commencement of the Extended Term as determined either by agreement between Landlord and Tenant or by arbitration as hereinafter described.

                (ii) In the event that Tenant desires to exercise such option, Landlord and Tenant agree to negotiate in good faith to reach agreement on the Market Rent of the Premises

                                        1

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for such Extended Term. If, for any reason, the Landlord and Tenant fail to agree to a Market Rent for the term at least thirty (30) days prior to the end of the initial Term, then Market Rent for the term shall be determined by arbitration pursuant to this lease and ORS 33,210 et.seq. The arbitrator shall be a licensed MAI appraiser, whom the Parties shall select by mutual agreement. If the Parties are unable to agree on an arbitrator, the arbitrator shall be selected by the Clackamas County, Oregon Court. As part of the submittals to the arbitrator, each Party to the arbitration will present a proposed Market Rent for the term which the submitting Party deems to be fair and reasonable. The arbitrator is directed to select within twenty-one (21) days one of the proposed market rents submitted and has no discretion to determine any other market rent. The arbitrator's decision shall be final, binding and non-appealable. Notwithstanding the above, the Market Rent for the Extended Term shall not be less than the Base Rent in effect at the expiration of the preceding term.

          Until the arbitrator renders his award, the Tenant shall continue to pay the same Base Rent per month of the term as it paid for the last month of the preceding term. The Tenant shall pay any shortfall in Market Rent payments for the term within ten (10) days after the arbitrator renders his award; and Landlord shall credit Tenant within ten (10) days any overpayment of Base Rent for the term against future monthly Market Rent, as determined by the arbitration award.

          (k)   Basic Rent: From the Rent Commencement Date (as defined in
Section 4 of this Lease) Months 1 - 12: $47,706.25 per month, $572,475 per year ($25.50/RSF); from Months 13 - 36: $48,641.67 per month, $583,700 per year
($26.00/RSF); from Months 37 - 48: $50,512.50 per month, $606,150 per year
($27.00/RSF); from Months 49 - 60: $51,447.42 per month, $617,375 per year
($27.50/RSF).

          (l)   Additional Rent: The increase in Operating Costs described in
Section 5 and all other costs, other than Basic Rent, payable by Tenant to Landlord hereunder.

          (m) Security Deposit: Tenant, concurrently with the execution of this Lease, has deposited Two Hundred Thousand Dollars ($200,000.00) with Landlord (the "Security Deposit"), the receipt of which, subject to collection, is hereby acknowledged. On October 1, 2001, and on each successive October 1 during the term of this Lease, Tenant will submit the most recent audited annual financial statement of Tenant certifying the net worth of Tenant as of a date not more than thirty (30) days prior to October 1 of the applicable Lease year. At the time said statement reflects the net worth of Tenant to be at least $13,000,000.00 excluding additional paid in capital from any source, Landlord shall refund $150,000.00 of the Security Deposit to Tenant and shall hold the remaining $50,000.00 as the Security Deposit for the remainder of the term.

          (n) Rentable Square Feet in the Premises: 22,450 SF (subject to final BOMA measurement)

          (o) Rentable Square Feet in the Project: 110,000 SF (subject to final BOMA measurement)

          (p)   Tenant's Percentage: 20.4% (subject to final BOMA measurement)

          (q) Parking: Four (4) parking stalls per 1,000 usable square feet, or 83 total spaces. Of these 83, 11 shall be reserved underground parking in the building at a current rate of $25.00 per stall, per month (at a ratio of one-half (1/2) stall per 1,000 usable square feet) and 11 shall be reserved covered parking in the Building parking deck (at a current rate of $15 per stall per month (at a ratio of one-half (1/2) stall per 1,000 usable square feet). Tenant's parking charges for the Lease Term total $440 per month, which shall be payable to Landlord as Additional Rent hereunder.

                                        2

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          (r)   Brokers: Tenant was represented in this transaction by Cushman &
Wakefield; Landlord was represented in this transaction by Norris Beggs & Simpson, a licensed real estate broker.

          (s) Construction Completion Date: The date of substantial completion of Tenant Improvements as described in Exhibit C.

          (t) Expansion Rights: Tenant will not have any specific rights to additional space in the Project. If however, the Tenant does expand its Premises, additional space will be at fair market value, but not less than the rate paid on Tenant's existing leased space. The term of any such expansion space shall be co-terminus with this Lease.

          (u) Exhibits: The following exhibits are attached hereto and are hereby made a part of this Lease.

                Exhibit A - Legal Description of Land
                Exhibit B - Space Plan of Premises
                Exhibit C - Work Agreement
                Exhibit D - Building Rules and Regulations

     2. PREMISES. Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, upon the terms and conditions herein set forth, the Premises described in Section 1(f) hereof as shown on Exhibit B attached hereto and incorporated herein, together with rights of ingress and egress over common areas in the Building and on the Land.

     3. COMMENCEMENT AND EXPIRATION DATES. The term of this Lease shall commence on the earliest of the following dates (the "Commencement Date"): (a) the Construction Completion Date as defined in Section 1(s) above; (b) the date on which the Premises would have been substantially completed but for delay caused by Tenant or any agent, employee or contractor of Tenant; or (c) the date on which the Premises are actually occupied by Tenant. Upon request of Landlord, Tenant shall enter into a memorandum stipulating the actual Commencement Date. If for any reason other than Tenant's failure to fulfill its obligations hereunder, Landlord is delayed in delivering possession of the Premises to Tenant substantially complete, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, but in such case the Commencement Date shall not occur until possession of the Premises is delivered to Tenant substantially complete. If Landlord is delayed in delivering possession of the Premises to Tenant substantially complete due to the failure of Tenant to fulfill any obligation pursuant to the terms of this Lease or any exhibit hereto, including without limitation Tenant's failure to comply with the terms of Exhibit C, the Commencement Date and Tenant's obligation to pay rent shall be accelerated by the number of days of such delay. The Lease shall expire upon the Termination Date specified in Section 1(i).

     4. RENT. Tenant shall pay Landlord without notice the Basic Rent stated in Section 1(k) commencing on the later of the following dates: (a) October 1, 2000; or (b) the date which is three (3) months from the Commencement Date ("Rent Commencement Date"). Tenant shall pay the Basic Rent in advance without demand, deduction or offset, except as specified herein, on the first day of each calendar month during the term at the address specified in section 1(e) or such address as may be specified by Landlord. Basic Rent and Additional Rent (together "Rent") for any partial month shall be pro-rated in proportion to the number of days in such month.

                                        3

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     5.   COSTS OF OPERATIONS AND REAL ESTATE TAXES.

          (a)   Definitions. In addition to the Basic Rent provided in
Section 1(j) of this Lease, Tenant shall pay to Landlord increases under this
Section 5 as "Additional Rent", utilizing the following definitions:

                (i) "Operating Costs" shall mean all taxes and assessments on real and personal property; any taxes levied or assessed (or any installment thereof due during the Lease Year) in addition to or in lieu of such real property or personal property taxes, or any other tax (except any federal or state net income tax or any business or occupation tax) upon leasing of the Project or rents collected; and all other expenses paid or incurred by Landlord for managing, maintaining, operating and repairing the Project and the personal property used in conjunction therewith, including without limitation, the following: (A) electricity, water, gas, sewers, refuse collection, telephone charges not charged to individual tenants and similar utility services; (B) the cost of maintaining, rehabilitating or replacing heating, mechanical, ventilating, escalator and elevator systems and restriping, repairing and repaving parking areas; (C) the cost of repairs, janitorial and cleaning services, window washing, landscape maintenance, and other general maintenance or cleaning; (D) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, rent, earthquake (if required by any lender on the building and if such expense is included in the base year) and other insurance;
(E) wages, salaries and other labor costs, including employee benefits, of all persons who perform duties in connection with the operation, maintenance and repair of the Project; (F) fees, charges and other costs, including management fees, consulting fees, legal fees and accounting fees, of all independent contractors reasonably engaged by Landlord; (G) management fees not to exceed 4% of gross revenues charged by Landlord; (H) the costs for the subject period (amortized over the useful life in accordance with the Internal Revenue Code) of any capital improvements made to the Project after the date of this Lease which are either designed to increase the operating efficiency of the Project or are required by applicable law; (I) cost of all licenses, permits and inspections required by governmental bodies with jurisdiction over the Premises, Project and Land; and (J) the amortized costs of renovating the carpet, paint and lighting of common hallways and lobbies; (K) deductible amounts (not to exceed $25,000) under any insurance maintained by Landlord with respect to repair or rebuilding of the Project, and (L) any other expenses or charges whether or not hereinabove described, which in accordance with generally accepted accounting and management practices would be considered an expense of managing, maintaining, operating, or repairing the Project. During periods in which the occupied rentable area of the Building is less than 95% of the total rentable area, Operating Costs shall be adjusted to reflect the Operating Costs which in the reasonable judgment of Landlord normally would have been incurred had the Building been fully assessed and 95% occupied for the entire period.

                (ii)  "Operating Costs" shall not include the following:

                      a. Costs of any special services rendered to individual tenants (but not all tenants in the building) for which a special charge is made.

                      b.  Leasing commissions and other leasing expenses.

                      c. Legal fees, accounting fees and other costs and expenses associated with a breach or default by any tenant.

                (iii) "Lease Year" shall mean the twelve-month period commencing January 1 and ending December 31.

                (iv) "Actual Operating Costs" means the actual expenses paid or incurred by Landlord for Operating Costs during any Lease Year of the term hereof.

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                (v)   "Actual Operating Costs Allocable to the Premises" means
the Tenant's share of the Actual Operating Costs determined by dividing the Rentable Square Feet in the Premises as set forth in Section 1(m) by the Rentable Square Feet in the Project and multiplying the resulting quotient by the Actual Operating Costs.

                (vi) "Estimated Operating Costs Allocable to the Premises" means Landlord's estimate of Actual Operating Costs Allocable to the Premises for the following Lease Year to be given by Landlord to Tenant pursuant to
Section 5(b)(i) below.

                (vii) "Base Service Year" shall mean the calendar year 2000.

          (b)   Additional Rent for Estimated Increases in Operating Costs.

                (i) On or before the first (1st) day of March of each Lease Year after the Base Service Year, during the term hereof, Landlord shall furnish Tenant a written statement of the Estimated Operating Costs Allocable to the Premises for such Lease Year, and a calculation of the Additional Rent for such costs as follows: one-twelfth (1/12) of the amount, if any, by which such amount exceeds the Operating Costs Allocable to the Premises for the Base Service Year shall be Additional Rent payable each month by Tenant as provided in Section 4. Any shortfall for elapsed portion of the Lease Year in question shall be made up with the next monthly payment. Landlord reserves the right to adjust this estimate from time to time.

                (ii) Within ninety (90) days after the close of each Lease Year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a written statement setting forth the Actual Operating Costs Allocable to the Premises during the preceding Lease Year. If such costs for any Lease Year exceed Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subsection (b)(i) above, Tenant shall pay the amount of such excess to Landlord as Additional Rent within fifteen (15) days after receipt of such statement by Tenant. If such statement shows such costs to be less than the amount paid by Tenant to Landlord pursuant to subsection (b)(i) above, then the amount of such overpayment by Tenant shall be credited by Landlord to the next Rent payable by Tenant. In no event shall the Rent payable by Tenant hereunder be less than the Rent specified in Section 1(k) of this Lease.

                (iii) If this Lease shall terminate on a day other than the last day of a Lease Year, the amount of any adjustment between Estimated and Actual Operating Costs Allocable to the Premises with respect to the Lease Year in which such termination occurs shall be prorated on the basis which the number of days from the commencement of such Lease Year to and including such termination date bears to 365, and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within fifteen (15) days after delivery of the statement of Actual Operating Costs Allocable to the Premises with respect to such Lease Year.

          (c) Determinations. The determination of Actual Operating Costs and Estimated Operating Costs Allocable to the Premises shall be made by Landlord. Landlord or its agent shall keep records in reasonable detail showing all expenditures made for the items enumerated above, which records shall be available for inspection by Tenant at any reasonable time during the two year period following receipt of the Landlord's statement referred to in Section 5(b)(ii).

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          (d)   Personal Property Taxes. Tenant shall pay, prior to delinquency, all Personal Property Taxes payable with respect to all property of Tenant located on the Premises, the Building, or the Project including any improvements paid for by Tenant, and promptly, upon request of Landlord, shall provide written proof of such payment. As used herein, "Property of Tenant" shall include all improvements which are paid for by Tenant. "Personal Property Taxes" shall include all property taxes assessed against the property of Tenant, whether assessed as real or personal property.

          (e) Allocation to Project. If the Project is assessed with other property of Landlord as part of a larger tax lot, Landlord shall allocate taxes and assessments affecting the property covered by the tax statement to the Project on an equitable basis, giving consideration to the assessed value of the Building, the Land and appurtenant improvements (including, without limitation, parking facilities). If Operating Costs are incurred with respect to the Project and other property of Landlord (including, without limitation, Operating Costs associated with parking facilities), Landlord shall allocate such Operating Costs to the Project and such other property of Landlord on an equitable basis.

          (f) Submission to Reciprocal Easements, Covenants and Restrictions. Landlord reserves the right to subject the Project to reciprocal easements, covenants and restrictions to which this Lease shall automatically be subordinate. In such event, the Operating Costs for the Project shall be deemed to include, without limitation, Landlord's share of such costs under the reciprocal easements, covenants and restrictions.

     6.   SERVICES AND UTILITIES.

          (a) Standard Services. Landlord shall maintain the Premises and the public and common areas of the Building (including the roof, exterior portions of the building, parking and landscaping) in reasonably good order and condition, except for damage occasioned by the negligent or willful act or omission of Tenant or its contractors, agents, invitees, licensees or employees, the repair of which damage shall be paid by Tenant, subject to the provisions of
Section 16(c). Landlord shall furnish the Premises with electricity for normal office use, water, elevator service and reasonable 5 day per week janitorial services during the term of the Lease. Electricity use beyond normal office use and any separate metering required thereby shall be paid for by Tenant. The Basic Rent stated in Section 1(j) hereof does not include the costs of any janitorial or other service provided or caused to be provided by Landlord to Tenant which are in addition to the services ordinarily provided Building tenants.

     Landlord shall furnish the Premises with heat and air conditioning during the following hours; Monday to Friday 7:00 a.m. to 6:00 p.m., and Saturday 9:00 a.m. - 1:00 p.m. Tenant may request provision of these services for other hours by giving Landlord at least 48 hours prior written notice and by paying all additional costs incurred by Landlord for such services with the next due installment of Rent at Landlord's then current overtime rate, which is currently $30 per hour. During other than normal business hours (as designated by Landlord), Landlord may restrict access to the Building in accordance with the building's security system, provided that Tenant shall have at all times during the term of this Lease (24 hours of all days) reasonable access to the Premises.

          (b) Interruption of Services. Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption, or failure of such services due to any cause beyond reasonable control of Landlord and rent shall not abate as a result thereof. No temporary interruption or failure of such services incident to the making of repairs, alterations or improvements, or due to accident, strike or conditions or events beyond Landlord's reasonable control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder.

          (c) Additional Services. Before installing lights and equipment in the Premises which in the aggregate exceed normal levels of usage (including without limitations, computer and data processing equipment), Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant shall agree to pay the costs of Landlord for installation of supplementary air conditioning capacity or electrical systems as necessitated by such equipment or lights. Notwithstanding the above, Landlord may not refuse to grant permission for equipment which, in the aggregate, does not require electrical power in excess of five (5) watts per rentable SF. Tenant agrees to notify Landlord if Tenant uses more than 25% of the Premises for non-general office use, whereupon Landlord shall have the right to re-evaluate Tenant's power usage and adjust Tenant's payment hereunder accordingly.

          (d)   Satellites - (See Additional insert)

          In addition, Tenant shall in advance, on the first day of each month during the Lease term, pay Landlord the reasonable amount estimated by Landlord as the cost of furnishing electricity for the operation of such equipment or lights and the reasonable amount estimated by Landlord as the cost of operation and maintenance of supplementary air conditioning units necessitated by Tenant's use of such equipment or lights. The Rent stated in Section 1(k) hereof does not include any amount to cover the cost of furnishing electricity or such additional air conditioning for such purposes and such costs will be paid by Tenant as Additional Rent. Landlord shall be entitled to install and operate at Tenant's cost a monitoring/metering system in the Premises to measure the added demands on electrical, heating, ventilation and air conditioning systems resulting from such equipment and lights and from Tenant's after-hours heating, ventilation and air conditioning service requirements. Tenant shall comply with Landlord's instructions for the use of drapes and thermostats in the Building.

     7. SECURITY DEPOSIT. As security for the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant, Tenant has paid to Landlord the Security Deposit as specified in Section 1(m) hereof. If Tenant defaults in any respect under this Lease, Landlord may apply all or any part of the Security Deposit to the payment of any sum in default or any other sum which Landlord may be required or may in its reasonably discretion deems necessary to spend or incur by reason of Tenant's default. In such event, Tenant shall, within five (5) days of written demand therefor by Landlord, deposit with Landlord the amount so applied. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the amount of the Security Deposit to the extent not applied by Landlord under this Section 7 shall be repaid to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the expiration or sooner termination of this Lease. In the event of Tenant's default under this Lease, Landlord's right to retain the Security Deposit shall be deemed to be in addition to any and all other rights and remedies at law or in equity available to Landlord. Landlord shall not be required to keep any Security Deposit separate from its general funds and Tenant shall not be entitled to any interest thereon, however, the Security Deposit shall be held in an interest bearing account, and the interest earned thereon shall become part of the Security Deposit.

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     8.   USES.

          (a) Uses. The Premises are to be used only for general office purposes and research and development purposes ("Permitted Uses") and for no other business or purpose without the prior written consent of Landlord, which consent may be withheld if Landlord, in its sole discretion, determines that any proposed use is inconsistent with or detrimental to the maintenance and operation of the Building as a first-class office building or is inconsistent with any restriction on use of the Premises, the Building, the Project or the Land contained in any lease, mortgage or other agreement or instrument by which the Landlord is bound or to which any of such property is subject. Tenant shall not commit any act that will increase the then existing rate of insurance on the Building or the Project and will immediately pay any such increase. Tenant shall promptly pay upon demand the amount of any increase in insurance rates caused by any act or acts of Tenant. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act which disturbs the quiet enjoyment of any other tenant in the Building or which is unlawful. Tenant shall not, without the written consent of Landlord, use any apparatus, machinery or device in or about the Premises which will cause any substantial noise, vibration or fumes. If any of Tenant's office machines or equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide adequate insulation or take other action as may be necessary to eliminate the disturbance.

          (b) Compliance With Law. Both Landlord and Tenant shall, at their own expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements, including without limitation laws and regulations prohibiting discrimination on the basis of race, gender, religion, national origin, age or disability, in effect during the term hereof regulating the use, occupancy or improvement of the Premises by Tenant, Landlord or otherwise.

          (c) Compliance With Rules and Regulations. Tenant shall observe and comply with all reasonable rules and regulations put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-compliance with the rules and regulations of any other tenant or occupant of the Project.

     9. IMPROVEMENTS. Upon expiration or sooner termination of this Lease, all improvements and additions to the Premises, except Tenant's trade fixtures, shall be deemed the property of Landlord.

     10. TENANT IMPROVEMENTS: ACCEPTANCE OF PREMISES. The Premises shall be completed in accordance with the plans and specifications attached hereto as Exhibit C. All necessary construction shall be commenced by Landlord following Landlord's execution of this Lease and Tenant's delivery of the first month's Basic Rent, and the Security Deposit. Within ten (10) days ("Inspection Period") after Landlord informs Tenant of the completion of the improvements, Tenant shall make such inspection of the Premises as Tenant deems appropriate. Except as otherwise specified by Tenant in writing to Landlord within the Inspection Period, Tenant shall be deemed to have accepted the Premises in their then condition. If, as a result of such inspection, Tenant discovers minor deviations or variations from the plans and specifications for Tenant's improvements of a nature commonly found on a "punch list" (as the term is used in the construction industry), Tenant shall, during the Inspection Period, notify Landlord of such deviations. Landlord shall promptly repair all punch list items. The existence of such punch list items shall not postpone the Commencement Date of this Lease or the obligation of Tenant to pay Rent. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant hereby waives any rights, claims or actions against Landlord under any express or implied warranties of suitability.

     11. CARE OF PREMISES. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair, damage thereto from causes beyond the reasonable control of Tenant and ordinary wear and tear and damage by fire and other casualty not intentionally caused by Tenant excepted. Tenant shall be responsible for the cleaning of any common areas of the Building and the Project if such cleaning is necessary due to Tenant's use of such common areas in a manner other than the normal, reasonable use of such areas. All damages or injury done to the Premises, Building or Project by Tenant or by any persons who may be in or upon the Premises, Building or Project with the express or implied consent of Tenant, including but not limited to the cracking or breaking of any glass of windows and doors, shall be paid for by Tenant and Tenant shall pay for all damage to the Project to the extent caused by acts or omissions of Tenant or Tenant's officers, contractors, agents, invitees, licensees, or employees subject to the provisions of section 16(c). If Tenant fails to perform Tenant's obligations under this Section 11, Landlord may at Landlord's option enter upon the Premises after ten (10) days' prior written notice to Tenant and put the affected portion of the Project in good order, condition and repair and the cost thereof together with interest thereon at the rate of 15% per annum from the date of completion of work by Landlord until payment by Tenant, shall be due and payable as Additional Rent to Landlord together with Tenant's next installment of Basic Rent. All normal repairs shall be those reasonably determined by Landlord as necessary to maintain the Project as a first-class office building complex.

     12.  ALTERATIONS AND ADDITIONS.

          (a) Tenant shall not make any alterations, improvements, additions, or utility installations in or about the Premises or make changes to locks on doors, or add, disturb or in any way change any floor covering, wall covering, fixtures, plumbing or wiring (collectively, "Alterations") without first obtaining the prior written consent of Landlord which shall not be unreasonably withheld, and, where appropriate, in accordance with plans and specifications approved by Landlord. Any such Alterations shall not adversely affect either the strength or exterior appearance, or the mechanical, electrical, or plumbing services of the Building and the Project. Any alterations required to be made to the Premises by any applicable building, health, safety, fire, nondiscrimination, or similar law or regulation ("law"), but only to the extent such alterations are not also required to be made generally throughout the building, shall be made at Tenant's sole expense and shall be subject to the prior written consent of Landlord. Tenant shall reimburse Landlord for any sums expended for examination and approval of architectural or mechanical plans and specifications of the Alterations. Tenant shall also pay Landlord a sum equal to the direct costs incurred during any inspection or supervision of the Alterations. Landlord may require a lien and completion bond for such construction, or require the improvements(except for any cabling installed by the Tenant) be removed at the expiration of the Term. Tenant acknowledges and agrees that a material condition to the granting of approval of Landlord to any alterations and/or improvements and/or repairs required under this Lease or desired by Tenant is that the contractors who perform such work shall carry a Comprehensive Liability Policy covering both bodily injury, in the amount of $100,000 per person and $300,000 aggregate, and property damages, in the amount of $300,000, at Tenant's expense. Landlord may require proof of such insurance coverage from each contractor at the time of submission of Tenant's request for Landlord's consent to commence work. Landlord's approval of the plans,

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

specifications and working drawings for Tenant's alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Tenant shall indemnify and hold Landlord harmless from any liability, claim or suit, including attorneys' fees, arising from any injury, damage, cost or loss sustained by persons or property as a result of any defect in design, material or workmanship.

          (b) Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's liens against the Premises or any interest therein. Within ten (10) days after notice thereof, Tenant shall remove or cause to be removed all liens filed against the Project or any portion thereof in connection with any Alterations or other work performed by or at the request of Tenant.

          (c) Tenant shall not put curtains, draperies or other hangings or signs on or beside the windows in the Premises.

          (d) Unless Landlord requires their removal, all Alterations (other than trade fixtures and movable equipment) which may be made on the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the term.

     13. ACCESS. Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times for the purpose of inspecting, cleaning, repairing, altering or improving the Premises or the Building. Nothing contained in this Section 13 shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. Landlord may temporarily close any portion of the Building or Project without liability to Tenant by reason of such closure, and such closure shall not constitute an eviction of Tenant or release Tenant from any Rent or other obligations hereunder, provided that the Landlord does not preclude Tenant's access to the premises and such closure does not materially interfere with Tenant's use and occupancy of the premises. Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective purchasers or mortgagees at all reasonable times. Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective tenants within the period of one hundred eighty
(180) days prior to the expiration or sooner termination of the Lease term. Landlord shall give tenant 24 hours prior notice of any intended entry onto the Premises, except in the event of an emergency.

     14.  DAMAGE OR DESTRUCTION.

          (a) Damage and Repair. If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building, or if insurance proceeds sufficient for restoration are for any reason unavailable, then Landlord may, no later than the sixtieth day following the damage, give Tenant a notice of Landlord's election to terminate this Lease. In the event of such election this Lease shall be deemed to terminate on the third day after the giving of such notice, Tenant shall surrender possession of the Premises within a reasonable time thereafter, the Rent and Additional Rent shall be apportioned as of the date of Tenant's surrender and any Rent paid for any period beyond such date shall be repaid to Tenant. If the cost of restoration as estimated by Landlord shall amount to less than thirty percent (30%) of said replacement value of the Building and insurance proceeds sufficient for restoration are available, or if Landlord does not elect to terminate this lease, Landlord shall restore the Building and the Premises (to the extent of the improvement of the Premises originally provided by Landlord hereunder) with reasonable promptness, subject to delays beyond Landlord's control and delays in the making of insurance adjustments by Landlord. To the extent that the Premises are rendered untenantable, the Rent shall proportionately abate, except in the event such damage resulted from the willful or intentional act or omission of Tenant, in which event Rent shall abate only to the extent Landlord receives proceeds from any rental income insurance policy to compensate Landlord for loss of Rent hereunder.

          (b) Destruction During Last Year of Term. In case the Building shall be substantially destroyed by fire or other cause at any time during the last Lease Year of this Lease, Landlord may terminate this Lease upon written notice to Tenant if given within sixty (60) days of the date of such destruction.

          (c) Business Interruption. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises, the Building or the Project. Landlord shall use its best efforts to effect such repairs promptly.

          (d) Tenant Improvements. Landlord will not carry insurance of any kind on any improvements paid for by Tenant as provided in Exhibit C or on Tenant's furniture, furnishings, fixtures, equipment or appurtenances of Tenant under this Lease and Landlord shall not be obligated to repair any damage thereto or replace the same.

     15.  CONDEMNATION.

          (a) Taking. If all of the Premises or such portions of the Building or Project as may be required for the reasonable use of the Premises are taken by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority. In the event of a taking of a material part, but less than all, of the Building or Project, where Landlord shall determine that the remaining portions of the Building or Project cannot be economically and effectively used by it (whether on account of physical, economic, aesthetic or other reasons) or where Landlord determines the Building should be restored in such a way as to materially alter the Premises, Landlord shall forward a written notice to Tenant of such determination not more than sixty (60) days after the date of taking. The term of this Lease shall expire upon such date as Landlord shall specify in such notice but not earlier than sixty (60) days after the date of such notice. In case of taking of a part of the Premises, or a portion of the Building or Project not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced; however, if the floor area of the premises is reduced by more than five percent (5%), Tenant may terminate this Lease upon thirty (30) days notice to Landlord.

          (b) Awards and Damages. Landlord reserves all rights to damages to the Premises for any partial, constructive, or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be put for Tenant's moving expenses, business interruption or taking of Tenant's personal property

(not including Tenant's leasehold interest) provided that such damages may be claimed only if they are awarded separately in the eminent domain proceedings and not out of or as part of the damages recoverable by Landlord.

     16.  INDEMNIFICATION.

          (a) Indemnity. Subject to provisions of Section 16.c, Tenant shall indemnify, defend and hold Landlord harmless from and against all loss, cost and expense, including attorneys fees, arising from any act, omission, or negligence of Tenant or its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Premises or Project, or arising from any injury or damage to any person or property, occurring in or about the Premises or Project as a result of any act, omission or negligence of Tenant, or its officers, contractors, licensees, agents, employees, guests, or visitors or arising from any breach or default under this Lease by Tenant. The foregoing provisions shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused solely by the gross negligence of Landlord, or its officers, contractors, licensees, agents, employees, invitees or other tenants of the Project.

          (b) Exemption of Landlord From Liability. As a material part of the consideration to Landlord, Tenant hereby agrees that, notwithstanding anything to the contrary in Section 16(a) above, Landlord shall in no event be liable for injury to Tenant's business or assets or any loss of income therefrom or for damage to Tenant's employees, invitees, customers, or any other person in or about the Premises, whether such damage, loss or injury results from conditions arising upon the Premises or upon other portions of the Project of which Premises are a part (including, without limitation, damaged caused by the Project or any portion thereof or a appurtenance thereto being out of repair, or the bursting, leakage of any water, gas, sewer or steam pipe), or from other sources or places, and regardless of whether the cause of such damage, loss or injury or the means of repairing the same is inaccessible to Tenant. Tenant further agrees that notwithstanding anything to the contrary in Section 16(a) above, Landlord shall in no event be liable for any injury or damage to any person or property of Tenant, Tenant's employees, invitees, customers, agents or contractors caused by theft or arising from any act, omission or neglect of any tenant or occupant of the Project or any other third person.

          (c) Waiver of Subrogation. Each party agrees to use commercially reasonable efforts to cause its insurance carriers to consent to a waiver of rights of subrogation against the other party. If such waiver shall be obtainable only at a premium over that chargeable without such a waiver, the party seeking such policy shall notify the other and the party in whose favor the waiver is desired shall pay the additional premium. Each party shall look first to any insurance in its favor before making claim against the other party. Whether the loss or damage is due to the negligence of either Landlord or Tenant, their agents or employees, or any other cause, Landlord and Tenant do each hereby release and relieve the other, their agents or employees, from responsibility for, and waive their entire claim of recovery for (i) any loss or damage to the real or personal property of either located anywhere in the Project, including the Project itself, arising out of or incident to the occurrence of any of the perils which are covered by their respective property and related insurance policies, and (ii) any loss resulting from business interruption at the Premises or loss of rental income from the Project, arising out of or incident to the occurrence of any of the perils which may be covered by any business interruption insurance policy or by any loss of rental income insurance policy held by Landlord or Tenant, to the extent to which it is covered, or is required under the provisions of this Lease to be covered by a policy or policies containing a

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

waiver of subrogation or permission to release liability

     17. HAZARDOUS SUBSTANCES. Tenant shall not dispose of or otherwise allow the release of any hazardous waste or materials in, on or under the Premises, the Project or any adjacent property, except for normal office products used and disposed of in accordance with applicable laws. Tenant represents and warrants to Landlord that Tenant's intended use of the Premises does not involve the use, production, disposal or bringing on to the Premises or the Project of any hazardous waste or materials, except for normal office products used and disposed of in accordance with applicable laws. As used herein, the term "hazardous waste or materials" means any material or substance that, as of the date of this Agreement, is defined or classified under federal, state, or local laws as: (a) a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601(4), section 311 of the Federal Water pollution Control Act, 33 U.S.C. Section 1321; (b) a "hazardous waste" pursuant to section 1004 or section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. sections 6903, 6921; (c) a toxic pollutant under section 307(a)(1) of the Federal Water Pollution Control Act, 33 U.S.C. Section 1317 (a)(1); (d) a "hazardous air pollutant" under section 112 of the Clean Air Act, 42 U.S.C. Section 7412; (e) a "hazardous Material" under the Hazardous Materials Transportation Uniform Safety Act of 1990, 49 U.S.C. App. Section 1802 (4); (f) toxic or hazardous pursuant to regulations promulgated under the aforementioned laws; of (g) presenting a risk to the environment under other applicable federal, state, or local laws, ordinances, or regulations. "Hazardous Substances" specifically include, but is not limited to, asbestos, polychlorinated biphenyls ("PCBs"), petroleum and petroleum-based derivatives, and urea formaldehyde. Tenant shall promptly comply with all applicable laws and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction relating to hazardous waste or materials.

     Tenant agrees with respect to all aspects of this section 17 to indemnify, defend and hold harmless Landlord against any and all loss, cost and expense (including, without limitation, consultants' fees, attorneys' fees and disbursements) which may be imposed on, incurred or paid by, or asserted against Landlord or the Premises or the Project by reason of, or in connection with (i) any misrepresentation, breach of warranty or other default by Tenant under this Lease, or (ii) the acts or omissions by Tenant under this Lease, or (ii) the acts or omissions of Tenant, or any sublessee or other person for whom Tenant would otherwise be liable, resulting in the release of any hazardous waste or materials.

     18.  INSURANCE.

          (a) Required Policies. Tenant shall, throughout the term of this Lease and any renewal hereof, at its own expense, keep and maintain in full force and effect: (i) a policy of commercial liability insurance including a contractual liability endorsement covering Tenant's obligations under Section 16 and 17, with a limit of not less than Two Million Dollars ($2,000,000) combined single limit (the limits of said insurance shall not, however, limit the liability of Tenant hereunder); and (ii) what is commonly referred to as "all risk" coverage insurance (but excluding earthquake and flood) on Tenant's leasehold improvements in an amount not less than the current One Hundred Percent (100%) replacement value thereof. Such policy shall name Landlord as an additional insured and shall contain a provision or endorsement providing that the insurance afforded by such policy for the benefit of Landlord shall be primary as respects any claims, losses or liabilities arising out of the use of the Premises or the Building or the Common Areas by the Tenant or by Tenant's operation and that any insurance carried by

Landlord shall be excess and non-contributing.

          (b) Insurance Policy Requirements. Insurance policies required hereunder shall be issued by companies which are authorized to do business in Oregon and are currently rated AXII or better in "Best's Insurance Guide." No insurance policy required under this Section 18 shall be canceled or reduced in coverage and each insurance policy shall provide that it is not subject to cancellation or a reduction in coverage except after thirty (30) days prior written notice to Landlord.

     Tenant shall deliver to Landlord upon the Commencement Date and from time to time thereafter, copies of policies of such insurance or certificates evidencing the existence and amounts of same containing loss payable clauses satisfactorily to Landlord and naming Landlord as Additional Insured thereunder.

          (c) Landlord's Insurance. Landlord agrees to acquire, maintain and pay for, during the full term of this Lease, "all risk" property damage insurance against such risks and hazards as are customarily insured against by others similarly situated and operating like properties, but excluding earthquake and flood, covering the Building, including the Premises for such amounts and upon such terms as would a prudent owner of such property similar to and in the general area of the Building, and shall name Tenant as an additional insured thereon. Such insurance shall be acquired from a company authorized to do business in the State of Oregon and rated as AXII or better in "Best's Insurance Guide." Upon request by Tenant, Landlord shall notify Tenant of the amount and type of insurance carried by Landlord pursuant to this section.

     19.  ASSIGNMENT AND SUBLETTING.

          (a) Tenant shall not assign, mortgage, encumber or otherwise transfer this Lease or sublet the whole or any part of the Premises without in each case first obtaining Landlord's prior written consent, which Landlord may not unreasonably withhold. Without limiting the foregoing, Landlord may withhold its consent if in Landlord's judgment occupancy by any proposed assignee, subtenant or other transferee: (i) is not consistent with the maintenance and operation of a first-class suburban office building due to the proposed occupant's nature or manner of conducting business or its experience or reputation in the community, or (ii) is likely to cause disturbance to the normal use and occupancy of the Building or Project by other tenants, their employees, customers, clients or other guests or visitors. Landlord may withhold in its absolute and sole discretion, consent to any mortgage, hypothecation, pledge or other encumbrance of any interest in this Lease by Tenant or any subtenant, whereby this Lease or any interest therein becomes collateral for any obligation of Tenant or any other person.

          (b) In the event Tenant should desire to assign this Lease or sublet the Premises or any part hereof, Tenant shall give Landlord written notice at least forty five (45) days in advance of the date on which Tenant desires to make such assignment or sublease, which notice shall specify, (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space affected, (iii) the proposed effective date and duration of the subletting or assignment, and (iv) the proposed rental to be paid to Tenant by such sublessee or assignee. Landlord shall then have a period of twenty (20) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (1) to terminate this Lease as to the space so affected as of the date so specified by Tenant and reclaim that portion of the Premises (in which event Landlord may enter into a lease with any such proposed subtenant or assignee upon the rent and terms agreed to by each subtenant or assignee or on such other terms as may be agreed upon by Landlord and such subtenant or assignee) or, (2) to permit Tenant to assign or sublet such space, in which event if the proposed rental rate between Tenant and sublessee is greater than the rental rate of this Lease, then such excess rental to be deemed additional rent owed by Tenant to Landlord under this Lease, and the amount of such excess, including any subsequent increases due to escalation or otherwise, to be paid by Tenant to Landlord in the same manner that Tenant pays the rental hereunder and in addition thereto, or (3) to withhold consent to Tenant's assignment or subleasing such space and to continue this Lease in full force and effect as to the entire Premises.

          (c) Except as provided above, no assignment, subletting or other transfer shall relieve Tenant of any liability under this Lease. Consent to any such assignment, subletting or transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subletting or transfer. In connection with each request for an assignment or subletting, Tenant shall pay the reasonable cost of processing such assignment or subletting, including attorneys fees, upon demand of Landlord. Tenant shall provide Landlord with copies of all assignments, subleases and assumption instruments. If Tenant is a corporation or partnership, any transfer of a controlling ownership interest in Tenant or any transfer of this Lease by merger, consolidation or liquidation, shall be deemed an assignment under this Section 19. Any assignee or subtenant shall assume all of Tenant's obligations under this Lease and be jointly and severally liable with Tenant hereunder.

     20.  LIENS AND INSOLVENCY.

          (a) Liens. Tenant shall keep its interest in this Lease and any Property of Tenant (other than unattached personal property) and the Premises, and the Project free from any liens arising out of any work performed or materials ordered or obligations incurred by or on behalf of Tenant and hereby indemnifies and holds Landlord harmless from any liability from any such lien. In the event any lien is filed against the Premises, the Project or any portion thereof by any person claiming by, through or under Tenant, Tenant shall, upon request of Landlord, at Tenant's expense, immediately either cause such lien to be released of record or furnish to Landlord a bond in form and amount and issued by a surety satisfactory to Landlord, indemnifying Landlord, and the Project against all liability, costs and expenses, including attorneys fees, which Landlord may incur as a result thereof. Provided that such bond has been furnished to Landlord, Tenant, at its sole cost and expense and after written notice to Landlord, may contest, by appropriate proceedings conducted in good faith and with due diligence, any lien, encumbrance or charge against the Premises arising from work done or materials provided to and for Tenant, if, and only if, such proceedings suspend the collection thereof against Landlord, Tenant and the Premises and neither the Premises, nor the Project, nor any part thereof or interest therein is or will be in any danger of being sold, forfeited or lost.

          (b) Insolvency. If Tenant becomes insolvent or voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of tenant, Landlord at its option may terminate this Lease and Tenant's right of possession under this Lease and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding.

     21.  DEFAULT.

          (a) Default By Tenant. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by
Tenant: (i) the abandonment of the Premises by Tenant or the vacating of the Premises for more than thirty (30) consecutive days; (ii) the failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, within five (5) business days of date due provided, however, if Tenant makes any payment due hereunder after the due date, Tenant shall be in default if, within twelve months of the overdue payment, Tenant fails to pay Rent or any other payment due hereunder within five (5) days of the date due;
(iii) the failure by Tenant to observe or perform any of the other covenants, conditions or provisions of the Lease, where such failure shall continue for a period of twenty (20) days following written notice from Landlord; provided, however, if more than twenty (20) days are reasonably required for its cure then Tenant shall not be deemed to be in default if Tenant commences such cure within said 20-day period and thereafter diligently prosecutes such cure to completion;
(iv) the making by Tenant of any general assignment or general arrangement for the benefit of creditors other than in the normal course of business; (v) the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (vi) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in the Lease, where possession is not restored to Tenant within thirty (30) days; or (vii) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days. The above notice periods may, at the election of Landlord, run concurrently with any statutorily required notice periods.

          (b) Remedies Cumulative; Injunction. All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law or in equity. In addition to the other remedies in this Lease provided, Landlord shall be entitled to restrain by injunction the violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

          (c) Landlord's Remedies Upon Tenant Default. Upon an uncured default of this Lease by Tenant, Landlord, besides other rights or remedies it may have, at its option, may enter the Premises or any part thereof, either with or without process of law, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein. No such reentry shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Landlord may terminate this Lease, or it may from time to time, without terminating this Lease and as agent of Tenant, relet the Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the term hereof) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change the Premises, Tenant remaining liable for any deficiency computed as hereinafter set forth. In the case of any default, re-entry and/or dispossession, by summary proceedings or otherwise, all Rent and Additional Rent shall become due thereupon and be paid up to the time of such re-entry or dispossession, together with such expenses as Landlord may reasonably incur for attorneys fees, advertising expenses, brokerage fees and/or putting the Premises in good order or preparing the same for re-rental, together with interest thereon as provided in Section 30(q) hereof, accruing from the date of any such expenditure by Landlord.

     At the option of Landlord, rents received by Landlord from such reletting shall be applied first to the payment of any indebtedness from Tenant to Landlord other than Rent and Additional Rent due hereunder; second, to the payment of any costs and expenses of such reletting and including, but not limited to, attorneys fees, advertising fees and brokerage fees, and to the payment of any repairs, renovations, remodeling, redecoration, alterations, and changes in the Premises; third, to the payment of Rent and Additional Rent due and to become due hereunder, and if after so applying said Rents there is any deficiency in the Rent or Additional Rent to be paid by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the dates specified herein and any payment made or suits brought to collect the amount of the deficiency for any month shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. The failure or refusal of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability hereunder, nor shall Landlord be liable for failure to relet, or in the event of reletting, for failure to collect the Rent thereof, and in no event shall Tenant be entitled to receive any excess of net Rents collected over sums payable by Tenant to Landlord hereunder, however, Landlord shall have the obligation to exert reasonable efforts to mitigate damages, provided that Landlord shall not be required to relet the Premises prior to leasing any other space owned by the Landlord, or its affiliates, within a one mile radius. No such re-entry or taking possession of the Premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach and default. Should Landlord at any time terminate this Lease by reason of any default, in addition to any other remedy it may have, it may recover from Tenant the present value, using a ten percent (10%) discount rate, of the amount of Rent and Additional Rent reserved in this Lease for the balance of the Term, as it may have been extended, less the amount that Tenant proves could be collected for the remainder of the Term, plus all court costs and attorneys fees incurred by Landlord in the collection of the same.

     Tenant acknowledges that certain benefits or concessions provided by Landlord are conditioned upon Tenant's timely, full and faithful performance of each and every obligation, covenant, representation and warranty of this Lease throughout the entire term of this Lease, even though such benefits or concessions may be realized by Tenant over less than the entire term of this Lease. Accordingly; notwithstanding anything to the contrary contained herein, in the event Landlord brings an action against Tenant for default under this Lease which results in a termination of this Lease and eviction of Tenant, Landlord shall become immediately entitled to receive from Tenant as Additional Rent the amount of all such benefits and concessions allocable to the balance of the Lease term on a pro rata basis, i.e. an amount equal to the product of (x) the sum of (a) any amounts theretofore or thereafter paid by Landlord to Tenant or to any third party, or any amounts credited to Tenant or to any third party, for or on account of (i) any moving, tenant improvement, decorating or other allowance or credit granted to Tenant but only to the extent such tenant improvements are demolished for the next occupant of the premises, (ii) any real estate commission paid on account of this Lease, and (iii) any expenses or costs related to assumption by Landlord of any other lease, plus (b) an amount equal to the difference between the rent as specified in Section 4 above and rent for any period for which this Lease provides any lesser amount including zero or nominal rent, including for any period of early occupancy of the Premises prior to the commencement of the term of this Lease, plus (c) the amount spent by Landlord for any tenant improvements to the Premises but only to the extent such tenant improvements are demolished for the next occupant of the premises; multiplied by (y) a fraction, the numerator of which is the number of days of the term of this Lease remaining between the date of default and the expiration of the term of this Lease, and the denominator of which is the total number of days of the term of this Lease. By way of example, if Tenant receives a moving allowance of $1,000, the Lease term is 3 years (1,095 days) and a default occurs at the end of the first year such that there were 2 years (730 days) remaining, the Tenant shall pay as additional rent the sum of $666.67, which is computed as follows: ($1,000 x 730)/1,095 = $666.67.

          (d) Waiver of Redemption Rights. Tenant, for itself, and on behalf of any and all persons claiming through or under it, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for the term hereof, as it may have been extended, after having been dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

          (e) Nonpayment of Additional Rent. All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed Additional Rent and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Rent.

          (f) Interest. All past due Rent shall bear interest at the rate of 15% per annum.

          (g) Default by Landlord. If Landlord shall fail to perform any of its obligations when and as due under this Lease, which failure continues for a period of more than thirty (30) days after written notice from Tenant specifying the default (or as to any default which requires more than thirty (30) days to remedy, if such cure is not commenced promptly and pursued diligently or continues beyond the time reasonably necessary therefor), Tenant may at its option, upon prior written notice, incur any expenses reasonably necessary to perform the obligation of Landlord specified in such notice. Upon demand and submission of proof of payment by Tenant, Landlord shall pay Tenant an amount equal to the amount reasonably expended by Tenant to cure such default of Landlord.

     22.  PRIORITY.

          (a) Subordination of Lease. This Lease shall be subordinate to any mortgage or deed of trust now existing or hereafter placed upon the Premises or the Project or any portion thereof containing the Premises, created by or at the instance of Landlord, and to any and all advances to be made thereunder and to interest thereon and all modifications, renewals and replacements or extensions thereof ("Landlord's Mortgage") provided however, that the holder of any Landlord's Mortgage or any person or persons purchasing or otherwise acquiring the Premises, the Project or any portion thereof containing the Premises at any sale or other proceeding under any Landlord's Mortgage may elect to continue this Lease in full force and effect; and in such event, Tenant shall attorn to such person or persons. Tenant shall properly execute, acknowledge and deliver documents which the holder of any Landlord's Mortgage may require to effectuate the provisions of this Section 22 within five (5) days after Landlord's request. Not withstanding the above, Landlord shall use commercially reasonable efforts to cause any holder of Landlord's Mortgage to enter into a Nondisturbance Agreement with Tenant which shall provide in essence that upon any foreclosure of any mortgage or deed of trust by such holder of Landlord's Mortgage, that such holder will not disturb Tenant's rights pursuant to this Lease, so long as Tenant is not in default pursuant to the provisions of this Lease

     23.  ESTOPPEL CERTIFICATES.

          (a) Delivery of Estoppel. Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: The date this Lease was executed and the date it expires; the date the term commenced and the date Tenant accepted the Premises; the amount of Basic Rent and the amount of Additional Rent currently being paid towards increases in Operating Costs, and the date to which such Rent has been paid; and certifying: (i) whether this Lease is in full force and effect and has not been assigned or amended in any way (or specifying the date and terms of agreement so affecting this Lease); (ii) whether this Lease represents the entire agreement between the parties as to this leasing; that all obligations under this Lease to be performed by the Landlord have been satisfied or specifying those that have not been satisfied; (iii) whether on this date there are no existing claims, defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (iv) whether no Rent has been paid more than one month in advance; and that no security has been deposited with Landlord (or, if so, the amount thereof); and (v) such other items as Landlord shall reasonably request. It is intended that any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of Landlord's interest or holder of any mortgage upon Landlord's interest in the Building or the Project.

          (b) Failure to Deliver Estoppel. If Tenant shall fail to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee and to have certified that this Lease is in full force and effect, that there are no uncured defaults in Landlord's performance, that the security deposit is as stated in the Lease, and that not more than one month's Rent has been paid in advance.

     24. SURRENDER OF POSSESSION. Subject to the terms of Section 14 relating to damage and destruction, upon expiration of the term of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Premises to Landlord "broom-clean" and in as good condition as when received by Tenant from Landlord or as thereafter improved, damage thereto from causes beyond the reasonable control of Tenant, ordinary wear and tear and damage by fire or casualty not intentionally caused by Tenant excepted. Tenant shall remove all of its personal property and trade fixtures from the Premises and the Project at the expiration of the term and repair any damage caused by such removal; any property not so removed shall be deemed abandoned and may be sold or otherwise disposed of as Landlord deems advisable.

     25. NON-WAIVER. Waiver by Landlord of any term, covenant or condition herein contained or any breach thereof shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of Rent or Additional Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent or Additional Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent or Additional Rent.

     26. HOLDOVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term of this Lease with the express written consent of Landlord, such occupancy shall be a tenancy from month-to-month at a rental in the amount equal to one and one-half (1-1/2) times the last monthly rental plus all other charges payable under this Lease, and subject to all of the terms, covenants and conditions of this Lease applicable to a month-to-month tenancy. Tenant acknowledges and agrees that this Section 26 does not grant any right to Tenant to holdover.

     27. LANDLORD'S LIABILITY. Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord except Landlord's interest in the Premises and Building, but are made and intended for the purpose of binding only the Landlord's interest in the Premises and Building, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners or their respective heirs, legal representatives, successors or assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained.

     28. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer of Landlord's interest in the Premises or in the Building, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and such transferee shall have no obligation or liability with respect to any matter occurring or arising prior to the date of such transfer. Tenant agrees to attorn to the transferee.

     29. RIGHT TO PERFORM. If Tenant shall fail to pay any sum of money required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section 29 as in the case of default by Tenant in the payment of Rent.

     30.  GENERAL.

          (a) Headings. Titles to Sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

          (b) Heirs and Assigns. All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon the Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

          (c) Authority. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon Tenant in accordance with its terms.

          (d) No Brokers. Except as set forth in Section 1(r), Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Lease and shall indemnify and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant.

          (e) Entire Agreement. This Lease is the final and complete expression of Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises, to Tenant's use of the Project or portions thereof, and other matters set forth in this Lease. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by both Landlord and Tenant.

          (f) Severability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.

          (g) Force Majeure. Except for the payment of Rent, Additional Rent or other sums payable by Tenant to Landlord, time periods for Tenant's or Landlord's performance under any provisions of this Lease shall be extended for periods of time during which Tenant's or Landlord's performance is prevented due to circumstances beyond Tenant's or Landlord's control, including without limitation, strikes, unavailability or delay in obtaining fuel, labor or materials, accidents, floods, defective materials, fire or other casualty, adverse weather conditions, inability to obtain building or use and occupancy certificates, embargoes, governmental regulations, acts of God, war or other strife, or other causes similar or dissimilar.

          (h) Notices. All notices under this Lease shall be in writing and delivered in person or sent by registered or certified mail, postage prepaid, or by a nationally recognized overnight carrier with confirmation of delivery, to Landlord and to Tenant at the Addresses provided respectively in Section 1(e) and 1(c) (provided that after the Commencement Date any such notice shall be mailed or delivered by hand to Tenant at the Premises) and to the holder of any mortgage or deed of trust at such place as such holder shall specify to Tenant in writing; or such other addresses as may from time to time be designated by any such party in writing. Notices mailed as aforesaid shall be deemed given on the date of such mailing.

          (i) Costs and Attorneys Fees. If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent, Additional Rent or other payments hereunder or possession of the Premises each party shall, and hereby does, to the extent permitted by law, waive trial by jury and the losing party shall pay the prevailing party a reasonable sum for attorneys fees in such suit, at trial and on appeal, and such attorneys fees shall be deemed to have accrued on the commencement of such action.

          (j) Governing Law. This Lease shall be governed by and construed in accordance with the internal laws of the state of Oregon.

          (k) Recording. Tenant shall not record this Lease or a memorandum hereof without Landlord's prior written consent and such recordation shall, at the option of Landlord, constitute a non-curable default of Tenant hereunder.

          (l) Waivers. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach at the time of acceptance of such rent.

          (m) Time of Essence. Time is of the essence for the performance of all of the obligations specified hereunder.

          (n) Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

          (o) Right to Change Public Spaces. Landlord shall have the right at any time, without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangement or location of such of the following as are not contained within the Premises or any part thereof: entrances, passageways, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building. Nevertheless, in no event shall Landlord diminish any service, change the arrangement or location of the elevators serving the Premises, make any change which shall diminish the area of the Premises, or make any change which shall change the character of the Building from that of a first-class office building. Landlord shall not allow the tenant in the Premises directly above Tenant's Premises to install any additional wiring, cabling or other equipment in the space above the ceiling of the Premises. However, nothing contained herein shall prohibit Landlord, its agents or licensees from performing or allowing the performance of maintenance and repair work on existing wiring or other equipment or the installation by Landlord or third parties of wires or cables or other equipment in risers, vertical and horizontal shafts, rooftop space and raceways, provided that Landlord shall endeavor to minimize disruption of Tenant's operations caused by any such installation, maintenance and/or repair of such wiring, cabling and equipment.

          (p) Name. The Building and the Project will be known by such name as Landlord may designate from time to time. Landlord reserves the right to name and re-name the Building and/or the Project from time to time and to install signs accordingly, without compensation or prior notice to Tenant.

          (q) Overdue Payments. Any Rent, Additional Rent or other sums payable by Tenant to Landlord under this Lease which shall not be paid when due thereof, shall bear interest at a rate equal to fifteen percent(15%), calculated from the original due date thereof to the date of payment. Any late payment of Rent (i.e. Not paid within five (5) days when due) shall also be subject to a collection fee equal to the greater of $100.00 or five percent (5%) of the amount due.

          (r)   Intentionally Omitted.

          (s) Advertising. Tenant shall not inscribe any inscription, or post, place or in any manner display any sign, notice, picture, placard or poster, or any advertising matter whatsoever in or about the Premises or the Building or the Project at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Premises without first obtaining Landlord's written consent thereto. Any such consent by Landlord shall be upon the understanding and condition that Tenant will remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Premises, the Building or the Project caused thereby.

          (t) Parking. Parking shall at all times be governed by reasonable rules and regulations as set forth in Exhibit D, which shall be published from time to time by Landlord. Parking may be on a reserved stall and/or undesignated stall--"window sticker" basis, and may be self-service and/or attendant service, as determined from time to time by Landlord. Tenant shall have the right to use that number of parking stalls as set forth in Section 1(q). Tenant shall pay for reserved parking at Landlord's scheduled rates for such parking, as they may change from time to time.

          (u) Execution of Lease by Landlord. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for the Premises, and this document shall become effective and binding only upon execution and delivery by Landlord. No act or omission of any employee or agent of Landlord or of Landlord's broker shall alter, change or modify any of the provisions hereof.

     31.  LANDLORD'S COVENANTS.

          (a) Quiet Enjoyment. Tenant shall have the right to the peaceable and quiet use and enjoyment of the Premises, subject to the provisions of this Lease, so long as Tenant is not in default hereunder.

          (b) Hazardous Waste or Materials. Landlord represents to Tenant that to the best of Landlord's actual knowledge no hazardous waste or materials have been generated, stored or disposed of by Landlord on the land or in or on the Building, other than in compliance with applicable laws.

          (c) Rentable Square Feet. The rentable square feet in the Building and the Project shall be measured in accordance with the Standard Method for Measuring Floor Area in Office Buildings published by Building Owners and Managers Association International and approved June 7, 1996 by American National Standards Institute, Inc. as ANSI/BOMA Z65.1-1996.

     IN WITNESS WHEREOF this Lease has been executed the day and year first above set forth.

                          LANDLORD:

                          KRUSE WAY OFFICE ASSOCIATES LIMITED
                          PARTNERSHIP, an Oregon Limited Partnership
                          By: Langly/Kruse One, LLC, its General Partner

                          By  /s/ P. L. Sligh, Jr.
                             ----------------------------
                               P. L. Sligh, Jr. - Member

                          TENANT:

                          VIDEOTELE.COM

                          By  /s/ Douglas C. Shafer
                             ----------------------------
                          Its  President And CEO

                LANDLORD ACKNOWLEDGMENT

                STATE OF  WA     )
                            ) ss.
                COUNTY OF King   )

     I certify that I know or have satisfactory evidence that P. L. Sligh, Jr. is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as a managing member of Kruse Way Office Associates Limited Partnership, an Oregon limited partnership, to be the free and voluntary act of such limited partnership for the uses and purposes mentioned in the instrument.

     Dated this 28th day of April, 2000.

     [NOTARY SEAL]                          /s/ Phyllis Y. Pack
                                            ------------------------------------
                                                   Notary Public in and for the
                                            State of WA, residing
                                            at 3527 289th ave, Redmond

                                            My appointment expires 1-29-03

                TENANT CORPORATE  ACKNOWLEDGMENT

                STATE OF OREGON  )
                           )  ss.
                COUNTY OF Washington

     I certify that I know or have satisfactory evidence that is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledged it as the Pres. & CEO of VideoTele.com, a OREGON corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

     Dated this 21st day of the April, 2000.

     [NOTARY SEAL]                          /s/ Janet M. Bell
                                            ------------------------------------
                                                   Notary Public in and for the
                                            state of OR, residing
                                            at Washington Co

                                            My appointment expires  7/11/2001

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

          A portion of the real property described as follows:

          PARCEL I:
          Part of Tract 10, BONITA MEADOWS, in the County of Clackamas and State of Oregon, described as follows:

          Beginning at a point on the North line of said Lot 10, which is North 89[ ]44' West 67 feet from the Northeast corner thereof; thence North 89DEG.44' West, along said North line, 160 feet to the Northeast corner of that tract described in Deed to Barbara S. Bliven, recorded September 9, 1975 as Fee No. 75 25667, Film Records; thence South 0DEG.16' West, along the Easterly line of said Bliven Tract, 215 feet; thence South 89DEG.44' East 40 feet; thence
North easterly 248.24 feet, more or less, to the point of beginning.

          EXCEPTING THEREFROM that portion conveyed to Clackamas County by Deed recorded May 14, 1982 as Fee No. 82 13469.

          PARCEL II:
          Part of Tract 10, BONITA MEADOWS, in the County of Clackamas and State of Oregon, described as follows:

          Beginning at a point on the North line of said Tract 10, which is North 89DEG.44' West 227 feet from the Northeast corner thereof; thence North 89DEG.44' West along said North line 190 feet to the Northeast corner of that tract described in Deed to Leland F. Miller, et ux, recorded July 5, 1967 in Book 692, page 931, Deed Records; thence Southerly, along the Easterly line of said Miller Tract, 535 feet, more or less, to the Southeast corner thereof, being a point on the Southerly line of said Tract 10; thence South 74DEG.13' East, along said Southerly line, 57.2 feet to an angle corner therein; thence North 89DEG.26' East, along said Southerly line, 135 feet, more or less, to the Southwesterly corner of that tract described as Parcel 2 in Deed to Richard B. Smith, et ux, recorded September 9, 1975 as Fee No. 75 25666, Film Records; thence North 0DEG.16' East, along the Westerly line of said Smith Tract and the Northerly extension thereof, being the Easterly line of that tract described in Deed to Barbara S. Bliven, recorded September 9, 1976 as Fee No. 76-25667, Film Records, 546 feet, more or less, to the point of beginning.

          EXCEPTING THEREFROM that portion thereof conveyed to Clackamas County by Deed recorded May 14, 1982 as Fee No. 82 13470.

          PARCEL III:
          The West 150.0 feet of Tract 10, BONITA MEADOWS, in the County of Clackamas and State of Oregon, said 150.0 feet to be cut off by a line drawn parallel with and 150.0 feet Easterly of the West line, when measured along the North line of said Tract 10.

          EXCEPTING THEREFROM that portion conveyed to the County of Clackamas by Deed recorded May 14, 1982 as Fee No. 82 13471.

          PARCEL IV:
          Part of Tract 11, BONITA MEADOWS, in the County of Clackamas and State of Oregon, described as follows:

          Beginning at the intersection of the East line of said Tract 11 with the South line of Meadows Road; thence West, along said South line, 150 feet to a point; thence South, parallel with the East line of said Tract 11, to a point in the South line thereof; thence East, along the South line of said Tract 11, a distance of 150 feet to the Southeast corner thereof; thence North, along the East line thereof, a distance of 498.13 feet to the point of beginning.

          EXCEPTING THEREFROM that portion conveyed to the County of Clackamas by Deed recorded May 14, 1982 as Fee No. 82 13472.

          PARCEL V:
          Parcel 2, PARTITION PLAT NO. 1996-77, in the County of Clackamas and State of Oregon.

          A tract of land situated in the Northwest one-quarter of Section 7, Township 2 South, Range 1 East of the Willamette Meridian, Clackamas County, Oregon, being a portion of Parcel 1 of "Partition Plat No. 1996-77", being more particularly described as follows:

          Beginning at the southeast corner of said Parcel 1, which bears
N 74[ ]33'21" W 46.95 feet from the Initial Point of said "Partition Plat No. 1996-77"; thence N 00[ ]34'23" E along the easterly line of said Parcel 1 a distance of 294.40 feet; thence N 89[ ]25'37" W 60.00 feet; thence S 00[ ]34'23" W parallel with said easterly line of Parcel 1 a distance of 278.47 feet to the southerly line of said Parcel 1; thence S 74[ ]33'21" E along said southerly line, 62.08 feet to the Point of Beginning.

          Containing 17,186 square feet.

     Upon completion of a lot line adjustment establishing such portion of the real property as a legal lot, Landlord and Tenant will attach a legal description of such portion to the Lease as the description of the Land.

                                   EXHIBIT 'B'

                                   SPACE PLAN

[DIAGRAM OF SPACE]

                                    EXHIBIT C

                                 WORK AGREEMENT

     The undersigned, as Landlord and Tenant, respectively, are executing simultaneously with this Work Agreement a written Lease covering premises as described in the Lease on the second floor of the 6000 Meadows Building, Lake Oswego, Oregon, and hereby attach this Work Agreement and Schedule 1 hereto to such Lease as Exhibit C thereto.

     In consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

1. Tenant's Plans and Specifications. Landlord and Tenant hereby approve the preliminary plan for Videotele.com prepared by Ankrom Moisan Associated Architects dated 4-17-2000 and identified as sheet A.1. Landlord shall through its architects furnish final plans (the "Final Plans") consistent with such preliminary plan.

2. Work at Landlord's Cost and Expense. Landlord will furnish and install all of the work indicated on the Final Plans subject to the terms of Section 10 of the Lease. Notwithstanding any provisions herein to the contrary, Tenant shall reimburse Landlord within thirty (30) days after billing for (and the tenant improvement allowance under Section 10 shall not apply to) costs of this Work Agreement in excess of $24.50 per useable square foot.

3. Change Orders. Tenant may require changes to the Final Plans. All changes will be subject to Landlord's prior written approval. Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, a change order setting forth the total cost of such change with associated architectural, engineering, construction, contractor's costs and fees, completion schedule changes and the cost of Landlord's overhead. If Tenant fails to approve such change order within five (5) days, Tenant will have been deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord's receipt of Tenant's approval, Landlord will proceed with the change. Tenant agrees to pay Landlord promptly upon being billed therefor the cost to Landlord of such change. Such bills may be tendered during the progress and performance of the work and the furnishing and installation of the materials to which such bills relate.

4. Completion and Commencement Date. When Landlord's architect has furnished Landlord with a certificate that the work to be done pursuant to paragraph 2 and 3 above has been substantially completed and Landlord has obtained a temporary certificate of occupancy or other governmental authorization permitting lawful occupancy of the Premises, the Premises will be deemed completed and possession thereof delivered to Tenant for all purposes of the Lease, including, without limitation, Section 2, hereof. If Landlord shall be delayed in substantially completing such work as a result of Tenant change orders, Tenant's request for long lead time materials or Tenant's failure to fulfill any obligation pursuant to the terms of this Lease or any exhibit thereto, then the Commencement Date and Tenant's obligation to pay rent shall be accelerated by the number of days of such delay as set forth in paragraph 3 of the Lease.

     IN WITNESS WHEREOF, the parties have executed this Work Agreement as of the date first above written.

                                            LANDLORD:

                                               /s/ P. L. Sligh, Jr.
                                            ------------------------------------

                                            TENANT:

                                               /s/ Douglas C. Shafer
                                            ------------------------------------